For further information contact:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

FOR IMMEDIATE RELEASE

Webcast of PrivateBancorp, Inc.’s
Third Quarter 2005 Earnings Conference Call

Chicago, September 20, 2005 -- PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly earnings conference call with financial analysts on October 17, 2005 at 11:00 a.m. Eastern time (10:00 a.m. Central Time). Access to the call will be available via a link called "Third Quarter 2005 Earnings Call" on the investor relations page of PrivateBancorp Inc.’s Internet site at www.pvtb.com.

The Company plans to release its third quarter 2005 earnings prior to the opening of trading on October 17, 2005. The earnings release also will be posted on the Company’s website.

The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion. Parties accessing the webcast will be in a "listen-only" mode.

Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. website beginning approximately two hours after the call ends. The replay will remain available until the fourth quarter 2005 earnings release is available.

PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professional, owners of closely-held businesses and commercial real estate investors. The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Utilizing a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s needs in personal and commercial banking services and wealth management services. The Company, which had assets of $3.2 billion as of June 30, 2005, has 13 offices in four states and currently has wealth management officers located in its offices in downtown Chicago, St. Charles and Winnetka, Illinois; Bloomfield Hills, Michigan; St. Louis, Missouri; and Milwaukee, Wisconsin.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at http://www.pvtb.com.